Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

1.	Horizons-3 License LLC, a limited liability company organized under the laws of Delaware.

2.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

3.	Intelsat Align S.à r.l., a company organized under the laws of Luxembourg.

4.	Intelsat Alliance LP, a limited partnership organized under the laws of Delaware.

5.	Intelsat Asia Carrier Services LLC, a limited liability company organized under the laws of Delaware.

6.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

7.	Intelsat Asia Pty. Limited, a company organized under the laws of Australia.

8.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

9.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

10.	Intelsat Canada ULC, a company organized under the laws of British Columbia.

11.	Intelsat Clearinghouse LLC, a limited liability company organized under the laws of Delaware.

12.	Intelsat Connect Finance S.A., a company organized under the laws of Luxembourg.

13.	Intelsat Cosmos OOO, a company organized under the laws of Russia.

14.	Intelsat Envision Holdings LLC, a limited liability company organized under the laws of Delaware.

15.	Intelsat Finance Bermuda Ltd., a company organized under the laws of Bermuda.

16.	Intelsat France SAS, a company organized under the laws of France.

17.	Intelsat General Communications LLC, a limited liability company organized under the laws of Delaware.

18.	Intelsat Genesis Inc., a company organized under the laws of Delaware.

19.	Intelsat Genesis GP LLC, a limited liability company organized under the laws of Delaware.

20.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

21.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

22.	Intelsat Holdings S.A., a company organized under the laws of Luxembourg.

23.	Intelsat Horizons-3 LLC, a limited liability company organized under the laws of Delaware.

24.	Intelsat India Private Limited, a company organized under the laws of India.

25.	Intelsat International Employment LLC, a limited liability company organized under the laws of Delaware.

26.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

27.	Intelsat Investment Holdings S.à r.l., a company organized under the laws of Luxembourg.

28.	Intelsat Investments S.A., a company organized under the laws of Luxembourg.

29.	Intelsat Ireland Operations Unlimited Company, a company organized under the laws of Ireland.

30.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

31.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

32.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

33.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

34.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

35.	Intelsat Satellite Communications Limited, a company organized under the laws of Kenya.

36.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

37.	Intelsat Service and Equipment LLC, a limited liability company organized under the laws of Delaware.

38.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

39.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

40.	Intelsat US LLC, a limited liability company organized under the laws of Delaware.

41.	Intelsat Ventures S.à r.l., a company organized under the laws of Luxembourg.

42.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

43.	PanAmSat de Mexico S de RL de CV, a company organized under the laws of Mexico.

44.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

45.	PanAmSat India LLC, a limited liability company organized under the laws of Delaware.

46.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

47.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

48.	PanAmSat International Sales LLC, a limited liability company organized under the laws of Delaware.

49.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

50.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.

51.	Southern Satellite LLC, a limited liability company organized under the laws of Delaware.

52.	Southern Satellite License LLC, a limited liability company organized under the laws of Delaware.

53.	WP Com S de RL de CV, a company organized under the laws of Mexico.